UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 7, 2014

Date of Report (Date of earliest event reported)

QNB Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-17706	23-2318082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

15 North Third Street, Quakertown, PA	18951-9005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (215) 538-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 7, 2014, Bret H. Krevolin, Chief Financial Officer of QNB Corp. (the registrant) and Executive Vice President and Chief Financial Officer of QNB Bank, the registrant’s wholly owned subsidiary (the “Bank”), notified the Bank that he is resigning from such positions effective July 18, 2014 to pursue other opportunities outside of the Bank’s market area. Mr. Krevolin’s resignation was not a result of any disagreement on any matter relating to the registrant’s operations, policies or practices.

The Bank has not yet appointed a new Chief Financial Officer and is seeking qualified candidates from outside the Bank. During the search for a new Chief Financial Officer, Phillip Geiger will serve as the Interim Chief Financial Officer. Since July 2007, Mr. Geiger has served as the Bank’s Vice President and Controller. Before joining the Bank, Mr. Geiger worked for a public accounting firm, Beard Miller Company LLP, as an auditor performing audits of primarily financial institutions from September 1997 to July 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QNB Corp.

Dated: July 10, 2014

	By:	/s/ David W. Freeman
David W. Freeman
Chief Executive Officer